Exhibit 99.906Cert
Section 906 Certification
The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers’ knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
Certification
In connection with the Annual Report of Janus Adviser Series (the “Registrant”) on Form N-CSR for the period ended July 31, 2008, as filed with the Securities and Exchange Commission on September 29, 2008 (the “Report”), we, Robin C. Berry, Principal Executive Officer of the Registrant, and Jesper Nergaard, Principal Accounting Officer and Principal Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Robin C. Beery President and Chief Executive Officer of Janus Adviser Series (Principal Executive Officer)
September 29, 2008

/s/ Jesper Nergaard Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer of Janus Adviser Series (Principal Accounting Officer and Principal Financial Officer)
September 29, 2008